Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2021 Third Quarter and Year-To-Date Financial Results

-- Subscription Revenue Grows 24 Percent Year-Over-Year;
Subscription Gross Margin Increases to 68 Percent --

SANTA BARBARA, Calif. – November 24, 2020 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of adaptive, cloud-based enterprise software and services for global manufacturing companies, today reported financial results for the fiscal 2021 third quarter and first nine months ended October 31, 2020.

Fiscal 2021 Third Quarter Financial Results:

Total revenue for the fiscal 2021 third quarter was $76.7 million, compared with $77.8 million for the fiscal 2020 third quarter, reflecting expected reductions in license, professional services and maintenance revenue, partially offset by an increase in subscription revenue.  Currency had a $709,000 positive impact on total revenue compared with last year’s third quarter.  Fiscal 2021 third quarter subscription revenue grew 24 percent from the same period last year, and accounted for 44 percent of total revenue, a nine-percentage point increase over last year’s third quarter.

Additional fiscal 2021 third quarter financial results, compared with the same period last year, include:

●	Subscription revenue of $33.8 million, up from $27.3 million. Currency had a $224,000 positive impact.
●	Subscription gross margin of 68 percent, versus 65 percent.
●	License revenue of $1.7 million, compared with $3.3 million. Currency had a $63,000 positive impact.
●	Professional services revenue of $14.2 million, compared with $17.5 million. Currency had a $96,000 positive impact.
●	Professional services gross margin improved to 7 percent from 6 percent.
●	Maintenance revenue of $27 million, compared with $29.7 million. Currency had a $326,000 positive impact.
●	GAAP pre-tax income of $3.8 million versus $1.5 million. Subscription growth and higher margins continued to drive bottom-line improvements.
●	Non-GAAP pre-tax income of $7.6 million, compared with $4.6 million.
●	GAAP net income of $3.2 million, or $0.16 per diluted Class A and $0.13 per diluted Class B share, versus $125,000, or $0.01 per diluted Class A and Class B share.

“We made significant progress toward our long-term goals this quarter and delivered a strong set of results.  Our investment in sales and marketing continues to pay off well and we are seeing sustained improvement in our bottom-line performance,” said Anton Chilton, QAD’s Chief Executive Officer.  “Our ability to provide global manufacturers with next generation ERP and best-in-class cloud deployments are helping us outperform the competition.”

Fiscal 2021 Nine-Month Financial Results:

Total revenue for the first nine months of fiscal 2021 was $224.9 million, compared with $232.2 million for the first nine months of fiscal 2020.  Currency had a $2.7 million negative impact on total revenue, and a $711,000 negative impact on subscription revenue.  Subscription revenue grew 22 percent to $95.6 million for the fiscal 2021 year-to-date period, compared with $78.5 million for the fiscal 2020 year-to-date period.  GAAP pre-tax income was $4.9 million for the first nine months of fiscal 2021, versus a GAAP pre-tax loss of $4.4 million for the first nine months of fiscal 2020.  GAAP net income was $2.9 million, or $0.14 per diluted Class A share and $0.12 per diluted Class B share, for the fiscal 2021 first nine months.  GAAP net loss for the fiscal 2020 first nine months was $16.4 million, which included a $10.8 million valuation allowance on deferred tax assets, or ($0.85) per Class A share and ($0.71) per Class B share.  Non-GAAP pre-tax income was $15.4 million, compared with $4.6 million for the same period last year.

QAD's cash and equivalents balance at October 31, 2020 was $143.4 million, versus $136.7 million at January 31, 2020.  Cash provided by operations for the first nine months of fiscal 2021 was $19.2 million, compared with $7.9 million for the first nine months of fiscal 2020.

Fiscal 2021 Third Quarter Operational Highlights:

●	Received orders from 17 customers representing more than $500,000 each in combined subscription, license, maintenance and professional services billings, including seven orders exceeding $1 million;
●

Received cloud or license orders from companies across QAD’s six vertical markets, including: Automotive Cells Company SE, Canon Inc., Caterpillar Inc., GE Grid Solutions Japan K.K, Imperial Brands PLC, Irvin Automotive Products, Mitek Industries Inc., Nanotherapeutics Inc., Ortho Organizers, Inc., PT Djabesmen, Pura Foods Ltd., Renolit AG, Sage Automotive Interiors, Thermo Fisher Scientific Inc., Twin Lotus Co. Ltd., Viam Manufacturing Inc, and Yamaha Corporation;

●	Held QAD Tomorrow thought stream online event with 2,100 registrants;
●	Announced additional enhancements to QAD Adaptive ERP and related solutions to help global manufacturers become more agile, intelligent and innovative;
●	Launched the Adaptive Manufacturing Enterprise Maturity Model Diagnostic, a complimentary tool designed to help manufacturing companies gauge their ability to recognize and adapt to disruption; and
●	Expanded partner network with the addition of eNoah iSolutions Inc., a reseller of QAD Adaptive ERP applications in North America.

Business Outlook:

The Company’s business outlook assumes current foreign exchange rates for the remainder of the quarter.  Consistent with the guidance provided for the fiscal 2021 third quarter, QAD is providing guidance only for subscription and maintenance revenue for the fiscal 2021 fourth quarter as follows:

●	Subscription revenue of $35 million.
●	Maintenance revenue of $26 million.

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares.  Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2021 Third Quarter Financial Results Conference Call

When: Tuesday, November 24, 2020

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 844-739-3990 (domestic); 412-317-5719 (international)

Replay: Accessible through midnight December 1, 2020; 877-344-7529 (domestic); 412-317-0088 (international); replay access code 10149179

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins and non-GAAP pre-tax income in this press release for the third quarter and first nine months of fiscal 2021.  These are non-GAAP financial measures as defined by SEC Regulation G.  QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization.  Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers.  The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures.  Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.

Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations.  Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations.  The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions.  QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology and customer relationships, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent.  In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters.  QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations.  The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

About QAD – Enabling the Adaptive Manufacturing Enterprise

QAD Inc. is a leading provider of adaptive, cloud-based enterprise software and services for global manufacturing companies.  Global manufacturers face ever-increasing disruption caused by technology-driven innovation and changing consumer preferences.  In order to survive and thrive, manufacturers must be able to innovate and change business models at unprecedented rates of speed. QAD calls these companies Adaptive Manufacturing Enterprises.  QAD solutions help customers in the automotive, life sciences, consumer products, food and beverage, high tech and industrial manufacturing industries rapidly adapt to change and innovate for competitive advantage.

Founded in 1979 and headquartered in Santa Barbara, California, QAD has 29 offices globally.  Over 2,000 manufacturing companies have deployed QAD solutions including enterprise resource planning (ERP), demand and supply chain planning (DSCP), global trade and transportation execution (GTTE) and quality management system (QMS) to become an Adaptive Manufacturing Enterprise.  To learn more, visit www.qad.com or call +1 805-566-6100. Find us on Twitter, LinkedIn, Facebook, Instagram and Pinterest.

"QAD" is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company's current expectations.  Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.  These risks include, but are not limited to: risks associated with the COVID-19 (novel coronavirus) pandemic or other catastrophic events that may harm our business; adverse economic, market or geo-political conditions that may disrupt our business; our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third-party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.  For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenue:
Subscription	$33,761	$27,328	$95,598	$78,522
License	1,682	3,295	5,946	11,277
Maintenance	27,028	29,699	79,922	89,184
Professional services	14,189	17,485	43,422	53,237
Total revenue	76,660	77,807	224,888	232,220
Cost of revenue:
Subscription	10,716	9,540	31,803	28,860
License	441	510	1,407	1,655
Maintenance	6,267	7,291	19,424	22,353
Professional services	13,231	16,376	41,269	53,815
Total cost of revenue	30,655	33,717	93,903	106,683
Gross profit	46,005	44,090	130,985	125,537
Operating expenses:
Sales and marketing	17,415	19,771	53,392	60,853
Research and development	14,177	13,622	41,355	41,479
General and administrative	10,281	9,234	30,597	29,044
Amortization of intangibles from acquisitions	65	67	194	200
Total operating expenses	41,938	42,694	125,538	131,576
Operating income (loss)	4,067	1,396	5,447	(6,039)
Other (income) expense:
Interest income	(108)	(695)	(757)	(2,208)
Interest expense	142	176	447	477
Other expense, net	194	386	833	60
Total other (income) expense, net	228	(133)	523	(1,671)
Income (loss) before income taxes	3,839	1,529	4,924	(4,368)
Income tax expense	626	1,404	2,061	11,991
Net income (loss)	$3,213	$125	$2,863	$(16,359)

Net income (loss)	$3,213	$125	$2,863	$(16,359)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	405	(313)	(643)	(278)
Total comprehensive income (loss)	$3,618	$(188)	$2,220	$(16,637)

Diluted income (loss) per share
Class A	$0.16	$0.01	$0.14	$(0.85)
Class B	$0.13	$0.01	$0.12	$(0.71)

Diluted Weighted Shares
Class A	17,864	17,795	17,837	16,586
Class B	3,387	3,398	3,389	3,279

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31,	January 31,
	2020	2020
Assets
Current assets:
Cash and equivalents	$143,392	$136,717
Accounts receivable, net	39,187	80,968
Other current assets	23,261	24,952
Total current assets	205,840	242,637

Property and equipment, net	26,692	28,687
Lease right-of-use assets, net	18,764	18,329
Capitalized software costs, net	2,129	1,922
Goodwill	12,348	12,388
Long-term deferred tax assets, net	7,354	5,834
Other assets, net	11,799	13,007

Total assets	$284,926	$322,804

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$521	$503
Lease liabilities	3,893	4,371
Accounts payable and other current liabilities	40,991	49,740
Deferred revenue	85,842	118,413
Total current liabilities	131,247	173,027

Long-term debt	11,955	12,341
Long-term lease liabilities	16,026	14,612
Other liabilities	7,582	6,759

Stockholders' equity:
Common stock	21	21
Additional paid-in capital	201,832	197,824
Treasury stock	(3,073)	(3,226)
Accumulated deficit	(71,676)	(70,209)
Accumulated other comprehensive loss	(8,988)	(8,345)
Total stockholders' equity	118,116	116,065

Total liabilities and stockholders' equity	$284,926	$322,804

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	October 31,
	2020	2019

Net cash provided by operating activities	$19,226	$7,853

Cash flows from investing activities:
Purchase of property and equipment	(1,733)	(4,251)
Purchase of short-term investments	-	(1,200)
Proceeds from sale of short-term investments	-	2,400
Proceeds from sale of building	1,496	-
Capitalized software costs	(1,071)	(963)
Net cash used in investing activities	(1,308)	(4,014)

Cash flows from financing activities:
Repayments of debt	(462)	(389)
Tax payments related to stock awards	(5,965)	(3,572)
Cash dividends paid	(4,330)	(4,187)
Net cash used in financing activities	(10,757)	(8,148)

Effect of exchange rates on cash and equivalents	(486)	(1,289)
Net increase (decrease) in cash and equivalents	6,675	(5,598)
Cash and equivalents at beginning of period	136,717	139,413
Cash and equivalents at end of period	$143,392	$133,815

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019

Total revenue	$76,660	$77,807	$224,888	$232,220

Net income (loss)	3,213	125	2,863	(16,359)
Add back:
Net interest income	34	(519)	(310)	(1,731)
Depreciation	1,280	1,314	4,050	3,917
Amortization	361	360	1,081	934
Income tax expense	626	1,404	2,061	11,991
EBITDA	$5,514	$2,684	$9,745	$(1,248)
Add back:
Stock-based compensation expense	3,770	2,904	10,126	8,396
Change in fair value of interest rate swap	(70)	101	149	352
Adjusted EBITDA	$9,214	$5,689	$20,020	$7,500
Adjusted EBITDA margin	12%	7%	9%	3%

Non-GAAP pre-tax income reconciliation

Income (loss) before income taxes	$3,839	$1,529	$4,924	$(4,368)
Add back
Stock-based compensation expense	3,770	2,904	10,126	8,396
Amortization of purchased intangible assets	71	74	214	221
Change in fair value of interest rate swap	(70)	101	149	352
Non-GAAP income before income taxes	$7,610	$4,608	$15,413	$4,601